UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 31, 2008

GLOBAL AXCESS CORP
(Exact name of registrant as specified in its charter)

Nevada	000-17874	88-0199674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Belfort Parkway, Suite 165, Jacksonville, Florida		32256
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(904) 280-3950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 31, 2008, Global Axcess Corp, a Nevada corporation (the “Company”), settled the lawsuit that Robert Colabrese, a former employee of the Company (“Colabrese”), commenced on December 26, 2006. In connection with the settlement, the Company entered into a settlement agreement with Colabrese and a limited release with Cardtronics, LP., Colabrese’s current employer. The Company does not believe that the obligations of the Company pursuant to either of the agreements are material to the Company. As a result of the settlement, all claims and counterclaims will be dismissed with prejudice, with each side to bear its own attorneys’ fees and costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP

By: /s/ George McQuain
Name: George McQuain
Title: Chief Executive Officer

Dated: February 4, 2008